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                                                                       Exhibit 5

                           KIRKPATRICK & LOCKHART LLP
                        1800 Massachusetts Avenue, N.W.
                          Washington, D.C.  20036-1800
                                 (202) 778-9000

                               September 16, 1996


V-ONE Corporation
1803 Research Boulevard
Suite 305
Rockville, Maryland  20850

         Re:     V-ONE Corporation
                 Registration Statement on Form S-1
                 Registration Number 333-06535

Ladies/Gentlemen:

         We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1, Registration Number 333-06535 ("Registration Statement"), under the Securities Act of 1933, as amended, covering 3,795,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Corporation pursuant to a firm commitment underwritten public offering.

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, we are of the opinion that each of the 3,795,000 shares of Common Stock, when issued upon the payment of the consideration per share contemplated by the Prospectus forming part of the Registration Statement, will be duly and validly issued by the Corporation, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                            Very truly yours,

                                            /s/ Kirkpatrick & Lockhart LLP
                                            --------------------------------
                                            KIRKPATRICK & LOCKHART LLP